Exhibit 99.1.(ii)
CONSENT OF COUNSEL

INVESCO PRIME INCOME TRUST

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Prospectus and Statement of Additional Information for Invesco Prime Income Trust (the "Trust") included in Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-67701), and Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-5898), on Form N-2 of the Trust.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
December 22, 2010